UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer
Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PFG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Principal Financial Group, Inc. (the “Company”) has received notice of an unsolicited “mini-tender” offer by Potemkin Limited (“Potemkin”) to purchase up to 100,000 shares of the Company’s common stock. The offer price of $51.70 per share is approximately 34.91 percent lower than the $79.43 per share closing price for the Company’s common stock on June 30, 2025, the last trading date before the July 1, 2025 offer date. The shares subject to Potemkin's offer represent approximately 0.0004 percent of the shares of the Company’s outstanding common stock as of the date of the offer.

The company does not endorse Potemkin's unsolicited mini-tender offer and is not associated in any way with Potemkin, its mini-tender offer, or its mini-tender offer documents.

On July 17, 2025, the Company issued the press release attached to this Report as Exhibit 99, informing its shareholders that the Company does not endorse Potemkin’s unsolicited mini-tender offer and recommending that shareholders not tender their shares to Potemkin. Shareholders who have already tendered their shares may withdraw them within 14 days after the date of delivery of the shareholder’s Tender Form by providing notice as described in the Potemkin mini-tender offer documents prior to the expiration of the offer. Potemkin’s offer is currently scheduled to expire at 5:00 p.m., Eastern time, on Tuesday, September 30, 2025. Additional information concerning mini-tender offers is included, or referred to, in the attached press release.

Item 9.01 Financial Statements and Exhibits

99	Press Release of Principal Financial Group, Inc. dated July 17, 2025.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

Date: July 17, 2025	By:	/s/ Christopher Agbe-Davies
	Name:	Christopher Agbe-Davies
	Title:	Vice President, Associate General Counsel and Assistant Secretary